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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 23, 2004

PACIFIC ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	313345 (Commission File Number)	68-0490580 (I.R.S. Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA 90805
(Address of Principal Executive Offices)

(562) 728-2800
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS.

        We are filing the following information regarding certain Canadian tax considerations associated with our proposed operations in Canada and certain risk factors relating to an investment in our common units, pursuant to Item 5 of this Form 8-K.

Canadian Tax Filing Requirements

        Upon completion of the pending Rangeland pipeline system ("Rangeland") and Mid Alberta pipeline system ("MAPL") acquisitions, Pacific Energy Partners, L.P. (the "Partnership") will own shares of Canadian corporations that will conduct business in Canada. The Partnership's Canadian subsidiaries, and not the unitholders, will be obligated to file Canadian income tax returns to report income in respect of the business of the Partnership's Canadian subsidiaries.

Risk Factors

  We may be unable to complete the Rangeland and MAPL acquisitions.

        Completion of the acquisition of the Rangeland and MAPL systems is subject to the satisfaction of a number of conditions, including the execution of a definitive purchase and sale agreement with the seller of the MAPL system and the approval by various departments and agencies within the Canadian federal and provincial governments. Moreover, we may not be able to acquire certain assets if we cannot obtain necessary third-party consents. Accordingly, we may be unable to acquire the Rangeland or MAPL systems when we expect to or at all.

        If we are unable to complete the acquisition of the Rangeland and MAPL systems, or if the timing of completion of such acquisitions is delayed, we may not have the expected increase in earnings available to fund the increased distributions, which could materially affect our ability to maintain the current distribution rate.

        We may not have sufficient borrowing capacity under our proposed Cdn$100.0 million revolving credit facility. The credit agreement relating to our proposed Cdn$100.0 million revolving credit facility contains restrictive covenants that may prevent our Canadian subsidiaries from making distributions to us.

        The syndication of our proposed Cdn$100.0 million revolving credit facility is being done on a "best efforts" basis and thus there is no assurance the full Cdn$100.0 million will be available for use, or if it will be available on the terms and conditions pursuant to which it is currently being syndicated. Under the proposed credit agreement, Rangeland Pipeline Company and Rangeland Marketing Company will be prohibited from declaring dividends or distributions if any event of default, as defined in the credit agreement, occurs or would result from such declaration. In addition, the proposed credit agreement will contain financial and certain other restrictive covenants limiting the ability of Rangeland Pipeline Company and Rangeland Marketing Company to declare distributions or dividends or take certain other actions.

        Upon completion of the acquisition of the Rangeland and MAPL systems, our results of operations could be adversely affected by changes in currency exchange rates.

        Upon completion of the acquisition of the Rangeland and MAPL systems, we will operate in the United States and Canada and thus our financial results may be impacted by fluctuations in currency exchange rates. Significant fluctuations in the value of the Canadian dollar versus the U.S. dollar could materially affect our results of operations and financial condition.

        Upon completion of the acquisition of the Rangeland and MAPL systems, we will be subject to Canadian environmental laws and regulations.

        All phases of the oil industry in Canada are subject to environmental regulation pursuant to a variety of Canadian federal, provincial, and municipal laws and regulations. Such laws and regulations impose, among other things, restrictions, liabilities and obligations in connection with the generation, handling, use, storage, transportation, treatment and disposal of hazardous substances and wastes and in connection with spills, releases and emissions of various substances to the environment. These laws and regulations also require that facility sites and other properties associated with our operations be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. In addition, changes to existing projects may require the submission and approval of environmental assessments or permit applications.

        In December 2002, the Canadian federal government ratified the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which requires Canada to reduce its greenhouse gas emissions to 6% below 1990 levels over the 2008-2012 period. Although the Canadian government has not yet provided significant guidance on how it intends to meet these reduction targets, the energy industry has been identified as one of the areas that will be affected. Reductions in greenhouse gases from producers in geographic areas served by the Rangeland system may be required, which could result in, among other things, increased operating and capital expenditures for those producers which may make certain production of crude oil by those producers uneconomic, resulting in reductions in such production. The final rules, once known, could affect our operations and profitability.

        Upon completion of the acquisition of the Rangeland and MAPL systems, we will be subject to the jurisdiction of Canadian federal and provincial regulatory authorities.

        The oil industry is subject to regulation and intervention by the Canadian federal and provincial regulatory authorities in such matters as environmental protection controls, control over the abandonment of pipelines, transportation rates and, possibly, expropriation or cancellation of contract rights. These regulatory authorities may impose regulations on or otherwise intervene on the oil industry with respect to prices, taxes, transportation rates and the exportation of oil. The MAPL system and most of the Rangeland system are subject to the jurisdiction of the Alberta Energy and Utilities Board and a short segment of the Rangeland system is subject to the jurisdiction of the Canadian National Energy Board. These agencies review transportation rates only upon the filing of a complaint. Such regulations may be changed from time to time in response to complaints or economic or political conditions. The implementation of new regulations or the modification of existing regulations affecting the oil industry could reduce demand for crude oil, increase our costs and may have a material adverse impact on our operations.

        The Rangeland and MAPL systems consist of pipelines, gathering systems and storage facilities that have been used to transport and store crude oil for many years. Historical spills and releases from or at the Rangeland properties have resulted in soil and groundwater contamination in certain locations. The MAPL properties may also have caused similar contamination over the course of their operation. Such contamination caused by historical activities is not unusual within the petroleum pipeline industry. Any historical contamination found on, under or originating from the properties may be subject to remediation requirements under Canadian laws or under our contracts with the sellers of the Rangeland and MAPL facilities. In connection with the acquisition of Rangeland, we will assume an estimated Cdn$2.0 million to Cdn$3.0 million (US$1.5 million to US$2.2 million) of liabilities, representing the estimated cost of remediating the acquired properties. In connection with the acquisition of the MAPL system, it is possible that we will assume additional liability for remediating the acquired properties, but at this time, such assumed liabilities, if any, can not be reasonably estimated. There can be no assurance that the actual remediation costs or associated liabilities will not exceed the amounts estimated above, or will not otherwise be significant.

Pacific Energy GP, Inc. Balance Sheet

        We are filing the balance sheet of Pacific Energy GP, Inc. as of December 31, 2003, which is filed as Exhibit 99.2 to this Form 8-K, together with the related independent auditors' report, which is filed as Exhibit 99.1 to this Form 8-K, each of which is incorporated by reference herein. Pacific Energy GP, Inc. is the general partner of Pacific Energy Partners, L.P.

        Additionally, we have included as an exhibit to this report the independent auditors' consent to the incorporation by reference of their report in previously filed registration statements.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

  (c)
  Exhibits.

  23.1
  Independent Auditors' Consent.

  99.1
  Independent Auditors' Report dated March 19, 2004 on the Balance Sheet of Pacific Energy GP, Inc. as of December 31, 2003.

  99.2
  Balance Sheet of Pacific Energy GP, Inc. as of December 31, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.
	By:	PACIFIC ENERGY GP, INC. its General Partner
	By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk Senior Vice President, Chief Financial Officer and Treasurer
Date: March 23, 2004

EXHIBIT INDEX

Exhibit Number	Description
23.1	Independent Auditors' Consent.
99.1	Independent Auditors' Report dated March 19, 2004 on the Balance Sheet of Pacific Energy GP, Inc. as of December 31, 2003.
99.2	Balance Sheet of Pacific Energy GP, Inc. as of December 31, 2003.

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX